SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2010

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

3.50% Cash Convertible Senior Subordinated Notes due 2015

On March 19, 2010, Knight Capital Group, Inc. (the “Company”) completed the sale of $325,000,000 aggregate principal amount of 3.50% cash convertible senior subordinated notes due 2015 (the “Convertible Notes”) pursuant to the terms of the purchase agreement dated March 15, 2010 (the “Purchase Agreement”), among the Company, J.P. Morgan Securities Inc. and Knight Libertas LLC (the “Initial Purchasers”). The Purchase Agreement contains customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company agreed to indemnify the Initial Purchasers against certain liabilities in accordance with the Purchase Agreement.

The Convertible Notes were issued under an Indenture, dated March 19, 2010 (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas as Trustee. The Indenture, and the form of Convertible Notes, which is attached as an exhibit to the Indenture, provide, among other things, that the Convertible Notes will be unsecured senior subordinated obligations of the Company. Interest is payable on the Convertible Notes on March 15 and September 15 of each year beginning on September 15, 2010 until their maturity date of March 15, 2015.

Holders may convert the Convertible Notes into cash at any time on or after December 15, 2014. Holders may also convert their Convertible Notes at their option prior to December 15, 2014, under the following circumstances: (1) during any fiscal quarter commencing after June 30, 2010 (and only during such fiscal quarter), if the last reported sale price of the Class A common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 150% of the applicable conversion price on each applicable trading day; (2) during the five business day period after any 10 consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of that measurement period was less than 98% of the product of the last reported sale price of our Class A common stock and the applicable conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events, as more fully described in the Indenture. The conversion rate will initially be 47.9185 shares of our Class A common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $20.87 per share of our Class A common stock).

In addition, following certain corporate events that occur prior to the maturity date, we will pay a cash make-whole premium by increasing the conversion rate for a holder who elects to convert its Convertible Notes in connection with such a corporate event in certain circumstances.

Upon conversion, the Company will satisfy its conversion obligations by delivering cash. The Company will not deliver our Class A common stock (or any other securities) upon conversion under any circumstances. The amounts due upon conversion will be based on a daily conversion value calculated on a proportionate basis for each trading day in a 40 trading-day observation period.

Subject to certain exceptions, holders may require the Company to repurchase, for cash, all or part of the Convertible Notes upon a “fundamental change” (as defined in the Indenture) at a price equal to 100% of the principal amount of the Convertible Notes being repurchased plus any accrued and unpaid interest.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, failure to convert the Convertible Notes into cash in accordance with the Indenture, breach of other agreements in the Indenture; defaults in, or failure to pay, certain other indebtedness; the rendering of judgments to pay certain amounts of money against the Company and certain of its subsidiaries; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is not cured within the time periods specified, the Trustee or the holders of at least 25% in principal amount of the then outstanding Convertible Notes may declare all the Convertible Notes of such series to be due and payable immediately.

The Convertible Notes were sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Convertible Notes Hedge and Warrant Transactions

In connection with the sale of the Convertible Notes, the Company entered into convertible note hedge transactions with respect to our Class A common stock (the “Call Options”) with an affiliate of one of the Initial Purchasers and one other financial institution (collectively, the “Dealers”). The Call Options cover, subject to adjustments, 15,573,513 shares of our Class A common stock at a strike price of $20.87. Copies of the Confirmations of the Base Call Option Transaction with each Dealer relating to the Call Options, which confirmations were entered into on March 15, 2010, are attached hereto as Exhibits 10.1(a) and (b).

In connection with the sale of the Notes, the Company also entered into separate warrant transactions with the Dealers, whereby, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, the Company sold to the Dealers, for an aggregate purchase price equal to $13 million, warrants (the “Warrants”) to purchase in the aggregate 15,573,513 shares of our Class A common stock, subject to adjustments, at an exercise price of $31.50 per share of our Class A common stock. Copies of the Base Warrants with each Dealer relating to the Warrants, which confirmations were entered into on March 15, 2010, are attached hereto as Exhibits 10.2(a) and (b).

The foregoing summary of the Indenture, Call Options and Warrants set forth above is qualified in its entirety by reference to the full text of the Indenture, Call Options and Warrants, copies of which are attached hereto.

Item 1.02.	Termination of a Material Definitive Agreement

On March 19, 2010, the Company repaid all amounts outstanding under and terminated its $140.0 million credit agreement (“Credit Agreement”) with a consortium of banks led by JPMorgan Chase Bank, N.A. The borrowings under Credit Agreement were payable in full by October 3, 2010. There were no penalties for early termination.

The description of the Credit Agreement contained in Note 8 “Credit Facility” of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2009, is incorporated by reference into this report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under the heading “Convertible Notes Hedge and Warrant Transactions” under Item 1.01 of this
Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of March 19, 2010, among Knight Capital Group, Inc. and Deutsche Bank Trust Company Americas, as trustee

10.1(a)	Base Call Option Transaction Confirmation dated March 15, 2010, by and between Knight Capital Group, Inc. and JPMorgan Chase Bank, National Association

10.1(b)	Base Call Option Transaction Confirmation dated March 15, 2010, by and between Knight Capital Group, Inc. and Deutsche Bank AG

10.2(a)	Base Warrants Confirmation dated March 15, 2010, by and between Knight Capital Group, Inc. and JPMorgan Chase Bank, National Association

10.2(b)	Base Warrants Confirmation dated March 15, 2010, by and between Knight Capital Group, Inc. and Deutsche Bank AG

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

KNIGHT CAPITAL GROUP, INC.

Date: March 19, 2010	By:	/s/ ANDREW M. GREENSTEIN
Andrew M. Greenstein Managing Director, Deputy General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of March 19, 2010, among Knight Capital Group, Inc. and Deutsche Bank Trust Company Americas, as trustee

10.1(a)	Base Call Option Transaction Confirmation dated March 15, 2010, by and between Knight Capital Group, Inc. and JPMorgan Chase Bank, National Association

10.1(b)	Base Call Option Transaction Confirmation dated March 15, 2010, by and between Knight Capital Group, Inc. and Deutsche Bank AG

10.2(a)	Base Warrants Confirmation dated March 15, 2010, by and between Knight Capital Group, Inc. and JPMorgan Chase Bank, National Association

10.2(b)	Base Warrants Confirmation dated March 15, 2010, by and between Knight Capital Group, Inc. and Deutsche Bank AG